Contact:               John Stelben
Interim Chief Financial Officer
(301) 581-5729

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports Third Quarter Earnings

BETHESDA, Md. (November 5, 2010) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended September 30, 2010.  Operating revenues totaled $2.8 billion for the quarter with net earnings of $189.9 million, or $1.29 earnings per diluted share (EPS).  These results include a favorable impact from the Medicare Advantage Private Fee-for-Service (MA-PFFS) product of $0.05 EPS.  Excluding the impact of MA-PFFS results(1), earnings for the quarter were $183.2 million, or $1.24 EPS.  Additionally, the Company has increased guidance for full year 2010 as detailed on page 3.

“I am pleased with the fundamental performance of our businesses which will serve as a foundation to successfully compete in a changing landscape,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “In addition, our two recent acquisitions are off to a good start both operationally and financially and more importantly we are collaborating with creative hospital systems to create products and models to better care for our members and their patients.”

Consolidated Highlights
•	Commercial risk membership of 1,533,000, an organic increase of 11,000 members sequentially
•	Medicaid membership of 462,000, an organic increase of 49,000 members sequentially
o	Commenced operations with the Nebraska Department of Health & Human Services on August 1st
•	Closed the previously announced Mercy Health Plans acquisition on October 1st
•	GAAP cash flows from operations were $287.3 million, or 151% of net income in the quarter
•	Approximately $650 million of deployable free cash at the parent at quarter-end after deducting the Mercy Health Plans acquisition payment on October 1st

(1)
The Company did not renew the MA-PFFS product line effective January 1, 2010 and is in the process of paying claims liabilities related to prior dates of service.  The Company believes that disclosing adjusted earnings figures which exclude the 2010 impact of the MA-PFFS results provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

Selected Third Quarter 2010 Highlights

•
Health Plan Commercial Group Risk.  Reported commercial group risk premium yields rose to $315.82 per member per month (PMPM) in the quarter, an increase of 3.8% from the prior year quarter.  Reported commercial group risk premium yields rose to $313.95 PMPM year-to-date, an increase of 4.6% from the prior year-to-date.  The health plan commercial group risk MLR was 76.8% in the quarter.

•
Medicare Advantage.  As of September 30, 2010, Medicare Advantage Coordinated Care Plan (MA-CCP) membership was 193,000, an increase of 8,000 members from the prior year quarter.  The MA-CCP MLR was 77.0% in the quarter.  During the third quarter, the MA-PFFS product line contributed $0.05 EPS largely due to favorable medical cost experience during the claims run-out process.  When combined with the $0.35 EPS contribution reported through the second quarter, the total year-to-date contribution from the MA-PFFS product line was $0.40 EPS. As previously announced, the Company did not renew this product line effective January 1, 2010.

•
Medicare Part D.  As of September 30, 2010, Medicare Part D membership was 1,618,000, a decrease of 18,000 members from the prior year quarter.  The Medicare Part D MLR was 79.0% in the quarter, a decrease of 40 basis points from the prior year quarter.   The Medicare Part D MLR was 89.2% year-to-date, a decrease of 270 basis points from the third quarter 2009 year-to-date.

•
Medicaid.  As of September 30, 2010, Medicaid membership was 462,000, an increase of 71,000 members from the prior year quarter.  Coventry commenced operations in Nebraska during the third quarter which contributed 47,000 new members.  The Medicaid MLR was 89.0% in the quarter.

2010 Full Year Guidance
•	Risk revenue of $10.300 billion to $10.500 billion
•	Management services revenue of $1.165 billion to $1.180 billion
•	Consolidated revenue of $11.465 billion to $11.680 billion
•	Consolidated MLR of 79.6% to 80.1%
•	Cost of sales expense of $245.0 million to $255.0 million
•	Selling, general, and administrative expense (SG&A) of $1.94 billion to $1.96 billion
•	Charge for provider class action of $278.0 million
•	Depreciation and amortization expense of $139.0 million to $143.0 million
•	Other income of $75.0 million to $79.0 million
•	Interest expense of $79.0 million to $83.0 million
•	Tax rate of 36.0% to 36.5%
•	Diluted share count of 147.0 million to 147.5 million
•	EPS of $2.74 to $2.84

GUIDANCE PROGRESSION TABLE

	Guidance Provided as of:
	April 30, 2010	July 30, 2010	September 30, 2010
GAAP EPS range	$2.35 - $2.50	$1.72 - $1.87	$2.74 - $2.84
Remove unfavorable impact of litigation charge(2)	-	$1.18	$1.18
Adjusted EPS range excluding litigation charge	$2.35 - $2.50	$2.90 - $3.05	$3.92 - $4.02
Remove favorable impact of MA-PFFS(1)	($0.17)	($0.35)	($0.40)
Adjusted core EPS range	$2.18 - $2.33	$2.55 - $2.70	$3.52 - $3.62

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Friday, November 5, 2010.  To listen to the call, dial toll-free at (877) 591-4959 or, for international callers, (719) 325-4748. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 5680841.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2009 and Coventry’s Form 10-Q for the quarter ended June 30, 2010.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

(2)
On July 2, 2010, the Company announced that it will incur a non-recurring pre-tax charge to earnings in the second quarter of 2010 in the amount of $278 million related to class action litigation with providers in Louisiana, or $1.18 per share related to such litigation.  The Company believes that disclosing adjusted earnings figures which exclude the impact of this litigation provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Operating revenues:
Managed care premiums	$2,543,180	$3,153,142	$7,684,263	$9,595,872
Management services	292,601	290,968	878,637	879,507
Total operating revenues	2,835,781	3,444,110	8,562,900	10,475,379

Operating expenses:
Medical costs	1,963,016	2,661,131	6,109,914	8,261,102
Cost of sales	64,638	62,384	187,900	178,280
Selling, general, administrative	481,345	527,173	1,430,505	1,607,142
Charge for provider class action	-	-	278,000	-
Depreciation and amortization	34,839	40,660	104,342	110,309
Total operating expenses	2,543,838	3,291,348	8,110,661	10,156,833

Operating earnings	291,943	152,762	452,239	318,546
Operating earnings percentage of total revenues	10.3%	4.4%	5.3%	3.0%

Interest expense	20,388	20,697	60,713	64,603
Other income, net	20,667	18,012	59,162	69,773

Earnings before income taxes	292,222	150,077	450,688	323,716

Provision for income taxes	102,277	49,638	162,398	117,462
Income from continuing operations	189,945	100,439	288,290	206,254

Discontinued operations:
Loss from discontinued operations	-	(6,378)	-	(62,278)
Provision for income taxes	-	23,432	-	10,755
Loss from discontinued operations	-	(29,810)	-	(73,033)

Net earnings	$189,945	$70,629	$288,290	$133,221

Net earnings per share:
Basic earnings per share from continuing operations	$1.30	$0.68	$1.98	$1.40
Basic loss per share from discontinued operations	-	(0.20)	-	(0.50)
Total basic earnings per share	$1.30	$0.48	$1.98	$0.90

Diluted earnings per share from continuing operations	$1.29	$0.68	$1.96	$1.40
Diluted loss per share from discontinued operations	-	(0.20)	-	(0.50)
Total diluted earnings per share	$1.29	$0.48	$1.96	$0.90

Weighted average shares outstanding, basic	146,167	147,062	145,965	146,956
Weighted average shares outstanding, diluted	147,294	147,784	147,293	147,569

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	June 30,	December 31,
	2010	2010	2009
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,786,587	$1,495,414	$1,418,554
Short-term investments	15,093	16,011	442,106
Accounts receivable, net	280,834	271,108	258,993
Other receivables, net	422,878	499,457	496,059
Other current assets	331,875	338,131	234,446
Total current assets	2,837,267	2,620,121	2,850,158

Long-term investments	2,278,844	2,285,411	1,994,987
Property and equipment, net	258,059	258,503	271,931
Goodwill	2,545,241	2,546,351	2,529,284
Other intangible assets, net	432,991	448,948	471,693
Other long-term assets	31,995	32,454	48,479
Total assets	$8,384,397	$8,191,788	$8,166,532

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,241,346	$1,353,268	$1,605,407
Accounts payable and accrued liabilities	927,127	855,927	682,171
Deferred revenue	120,932	111,737	110,855
Total current liabilities	2,289,405	2,320,932	2,398,433

Long-term debt	1,599,304	1,599,211	1,599,027
Other long-term liabilities	439,299	428,155	456,518
Total liabilities	4,328,008	4,348,298	4,453,978

Stockholders’ equity	4,056,389	3,843,490	3,712,554

Total liabilities and stockholders’ equity	$8,384,397	$8,191,788	$8,166,532

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2010	September 30, 2010

Cash flows from operating activities:
Net earnings	$189,945	$288,290
Adjustments to earnings:
Depreciation and amortization	34,839	104,342
Amortization of stock compensation	9,887	31,145
Charge for provider class action	-	278,000
Changes in assets and liabilities:
Accounts receivable, net	(9,726)	(12,641)
Medical liabilities	(111,573)	(402,903)
Accounts payable and other accrued liabilities	77,133	(163,019)
Deferred revenue	9,195	6,452
Other operating activities	87,573	91,579
Net cash flows from operating activities	287,273	221,245

Cash flows from investing activities:
Capital expenditures, net	(18,460)	(41,380)
Proceeds from investments, net of purchases	26,821	261,036
Payments for acquisitions, net of cash acquired	(3,903)	(70,797)
Net cash flows from investing activities	4,458	148,859

Cash flows from financing activities:
Proceeds from issuance of stock	304	1,432
Payments for repurchase of stock	(867)	(4,495)
Excess tax benefit from stock compensation	5	992
Net cash flows from financing activities	(558)	(2,071)

Net change in cash and cash equivalents for current period	291,173	368,033
Cash and cash equivalents at beginning of period	1,495,414	1,418,554
Cash and cash equivalents at end of period	$1,786,587	$1,786,587

Cash and Investments:
Cash and cash equivalents	$1,786,587	$1,786,587
Short-term investments	15,093	15,093
Long-term investments	2,278,844	2,278,844
Total cash and investments	$4,080,524	$4,080,524

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

	Q3 2010	Q2 2010	Q1 2010	Total 2009	Q4 2009	Q3 2009
Membership by Product (000s)
Health Plan Commercial Risk	1,533	1,522	1,501		1,418	1,431
Health Plan Commercial ASO	636	657	663		685	689
Medicare Advantage CCP	193	192	190		186	185
Medicaid Risk	462	413	406		402	391
Health Plan Total	2,824	2,784	2,760		2,691	2,696

Medicare Advantage PFFS	-	-	-		329	336
Other National Risk	-	-	-		2	5
Other National ASO	462	466	482		564	567
Total Medical Membership	3,286	3,250	3,242		3,586	3,604

Medicare Part D	1,618	1,631	1,600		1,683	1,636

Total Membership	4,904	4,881	4,842		5,269	5,240

Revenues by Product Type (000s)
Commercial Risk	$1,380,019	$1,367,457	$1,317,221	$5,174,772	$1,257,335	$1,279,571
Commercial Management Services	79,869	82,395	82,957	346,042	96,896	81,661
Medicare Advantage	522,202	505,084	507,592	4,901,918	1,247,725	1,268,592
Medicaid Risk	286,762	268,460	265,771	1,066,231	261,208	281,146
Total Health Plan and Medical Services Businesses	2,268,852	2,223,396	2,173,541	11,488,963	2,863,164	2,910,970

Medicare Part D	348,784	423,664	473,809	1,545,858	347,991	316,654
Other Premiums	25,054	25,201	25,105	94,562	23,291	23,568
Other Management Services	215,185	217,706	207,904	850,184	212,054	211,769
Total Specialized Managed Care Businesses	589,023	666,571	706,818	2,490,604	583,336	551,991

Total Premiums	2,562,821	2,589,866	2,589,498	12,783,341	3,137,550	3,169,531
Total Management Services	295,054	300,101	290,861	1,196,226	308,950	293,430
Other/Eliminations	(22,094)	(21,826)	(21,381)	(76,041)	(18,353)	(18,851)
Total Revenue	$2,835,781	$2,868,141	$2,858,978	$13,903,526	$3,428,147	$3,444,110

Consolidated Coventry

Operating Income % of Revenues	10.3%	0.2%	5.4%	3.6%	5.4%	4.4%

SGA % of Revenues	17.0%	15.8%	17.3%	15.5%	15.9%	15.3%

Total Medical Liabilities (000s)(3)	$952,810	$1,026,355	$979,173		$900,402	$939,678
Days in Claims Payable (DCP) (3)	51.70	55.47	54.14		49.45	50.39

Total Debt (millions)	$1,599.3	$1,599.2	$1,599.1		$1,599.0	$1,708.9
Total Capital (millions)	$5,655.7	$5,442.7	$5,418.2		$5,311.6	$5,311.6
Debt to Capital	28.3%	29.4%	29.5%		30.1%	32.2%

(3)
“Total Medical Liabilities” and “Days in Claims Payable” are calculated consistent with prior disclosures to exclude MA-PFFS for all periods presented due to the Company’s non-renewal of this product line effective January 1, 2010.  These statistics also exclude the effect of the Preferred Health Systems (“PHS”) acquisition for the first quarter of 2010 but include the effect of the PHS acquisition for the second and third quarters of 2010 due to the timing of closing (February 1, 2010).

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
(Unaudited)

	Q3 2010	Q2 2010	Q1 2010	Total 2009	Q4 2009	Q3 2009
Revenue PMPM
Health Plan Commercial Group Risk	$315.82	$313.92	$312.05	$301.63	$306.75	$304.13
Medicare Advantage(4), (5)	$899.89	$867.43	$885.26	$855.16	$849.62	$853.90
Medicare Part D(6)	$87.56	$90.49	$88.05	$84.40	$83.42	$84.63
Medicaid	$215.51	$217.77	$218.76	$229.94	$218.62	$239.22

MLR%
Consolidated Total	77.2%	79.1%	82.3%	85.4%	83.2%	84.4%

Health Plan Commercial Group Risk	76.8%	78.3%	80.2%	81.9%	82.9%	82.1%
Medicare Advantage(5)	77.0%	81.2%	85.7%	89.9%	89.4%	89.4%
Medicare Part D	79.0%	90.7%	95.3%	85.7%	64.4%	79.4%
Medicaid	89.0%	84.2%	84.0%	87.6%	85.8%	86.1%

(4)	Revenue PMPM excludes the impact of revenue ceded to external parties.

(5)	Beginning with Q1 2010, Medicare Advantage revenue and medical cost statistics represent the MA-CCP business only as the Company did not renew the MA-PFFS product line effective January 1, 2010.

(6)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.